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                                   EXHIBIT 21

            CENTRA FINANCIAL HOLDINGS INC. ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2000




Subsidiaries of Centra Financial Holdings Inc.

      The following are the only subsidiaries of Centra Financial Holdings Inc.:

                                                        Jurisdiction
                                                             of
                   Name of Subsidiary                   Incorporation
                   ------------------                   -------------
                   Centra Bank, Inc.                    West Virginia